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                            IGEN INTERNATIONAL, INC.
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    BOX 6003, GAITHERSBURG, MD 20884 TEL: (301) 984-8000 FAX: (301) 208-3798



FOR IMMEDIATE RELEASE:
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CONTACT:
George Migausky                        Trout Group/ BMC Com.
Vice President and                     Jonathan Fassberg (investors)
Chief Financial Officer                Brad Miles (media)
(301) 984-8000                         (212) 477-9007


                    IGEN RAISES $30 MILLION IN DEBT FINANCING
                PROCEEDS FROM JOHN HANCOCK MUTUAL LIFE INSURANCE

GAITHERSBURG, MD - MARCH 23, 1999 - IGEN International, Inc. (Nasdaq: IGEN) announced today it has raised $30 million in a debt financing with John Hancock Mutual Life Insurance Company. This financing has a seven-year term with an interest rate of 8.5%. The placement agent was ING Baring Furman Selz LLC.

"This financing provides the Company with resources to advance our product programs and business and legal discussions without any dilution to investors," said Sam Wohlstadter, Chief Executive Officer. "We are pleased to have a blue-chip institution such as John Hancock as our newest financial partner."

The Company intends to use the proceeds from this financing to support the launch of its new M-SERIES-TM- High Throughput Screening System in the US and Europe, to further advance the Company's food-testing and point of care programs and for working capital and other general corporate programs.

IGEN this month announced the launch of its M-SERIES High Throughput Screening System, the first of its second-generation products based on the Company's patented ORIGEN-Registered Trademark- technology. ThE M-SERIes is being marketed to research laboratories for use in both the drug discovery and drug development sectors of the industry.

IGEN develops, manufactures and markets diagnostic systems utilizing its patented ORIGEN technology, which is based on electrochemiluminescence. The ORIGEN technology provides uniform assay formats for conducting a multitude of diagnostic tests, including immunoassay, nucleic acid probe and clinical chemistry tests. Products using the ORIGEN technology include systems marketed by IGEN and its licensees, Roche Diagnostics, Organon Teknika and Eisai.

                                     -more-

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STATEMENTS IN THIS RELEASE, INCLUDING THOSE THAT RELATE TO PRODUCTS, NEW
PRODUCT PLANS, PRODUCT PERFORMANCE, CUSTOMER ACCEPTANCE AND BUSINESS PROSPECTS ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THESE STATEMENTS DUE TO RISKS AND UNCERTAINTIES, INCLUDING THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, THE MARKET ACCEPTANCE OF NEW PRODUCTS AND MARKET CONDITIONS. A MORE DETAILED DESCRIPTION OF THESE RISKS APPLICABLE TO IGEN APPEARS IN IGEN'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1998, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND AVAILABLE UPON REQUEST FROM IGEN. IGEN DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD LOOKING STATEMENTS.

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IGEN, ORIGEN and M-SERIES are registered trademarks of IGEN International, Inc.